Exhibit 10.6

LOCK-UP AGREEMENT

April 8, 2013

______________________
______________________
______________________

Ladies and Gentlemen:

Re:  Lock-up of shares held in Tungsten Corp., a Nevada corporation (the “Company”) by ___________________________________ (the “Shareholder”)

The undersigned Shareholder of 3,000,000 shares of common stock of the Company, irrevocably agrees with the Company that, from the date hereof until one year from the closing (the "Closing") of the Company's acquisition of Nevada Tungsten Holdings Ltd. with the S.E.C. (such period, the “Restriction Period”), the Shareholder will not except in accordance with the terms here, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Shareholder or any Affiliate of the Shareholder or any person in privity with the Shareholder or any Affiliate of the Shareholder, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the United States Securities Exchange Act of 1934 (each, a “Transfer”) with respect to, any shares of Common Stock or securities convertible or exchange into shares of Common Stock beneficially owned, held or hereafter acquired by the Shareholder (the “Securities”) in the capital of the Company.  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  In order to enforce this covenant, the Company shall have the right impose irrevocable stop-transfer instructions preventing the Company’s transfer agent from effecting any actions in violation of this Letter Agreement.

Of the 3,000,000 shares held, 1,000,000 shall be released on the Closing.  Upon the expiration of the Restriction Period the Shareholder will be entitled to sell or Transfer 1,000,000 of the shares subject to this Agreement, with the balance of 1,000,000 to be eligible for sale or Transfer upon the first anniversary of the expiration of the Restriction Period.

Notwithstanding the foregoing, the Shareholder shall be permitted to make the following Transfers of the shares of the Company’s Common Stock held by the Shareholder during the Restriction Period expressly in accordance with the following (collectively, “Permitted Transfers”).

For the purposes of this letter agreement, “Permitted Transfer” means, with respect to any person, (i) a Transfer of securities convertible or exchangeable into shares Common Stock to an immediate family member or Affiliate of such person, (ii) if such Person is a limited or general partnership, a Transfer of securities convertible or exchangeable into shares Common Stock to its partners in connection with a distribution of securities held by such person to its partners or (iii) a Transfer of securities convertible or exchangeable into shares Common Stock with the prior written consent of the Company in a private transaction

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exempt from the registration requirements of the Securities Act of 1933, as amended; provided, that each such receiving party to a Permitted Transfer in clauses (i) through (iii), prior to any such Transfer, executes and delivers the Company a letter agreement agreeing to be bound in the same manner as the signatory hereto as to the transferred securities.

The Shareholder acknowledges that the execution, delivery and performance of this Letter Agreement is a material condition to the Company’s ability to obtain further financing and the Company shall be entitled to specific performance of the Shareholder’s obligations hereunder.  The Shareholder hereby represents that the Shareholder has the power and authority to execute, deliver and perform this Letter Agreement, that the Shareholder has received adequate consideration therefor and that the Shareholder will indirectly benefit from the Company’s ability to obtain any such additional financing.

The Shareholder acknowledges that they have read this document and fully understand the terms of this Letter Agreement, and acknowledge that this Letter Agreement has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, and the Shareholder.  This Letter Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws. The Shareholder hereby irrevocably submits to the exclusive jurisdiction of the State of Nevada, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

This Letter Agreement shall be binding on successors and assigns of the Shareholder with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company.

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

TUNGSTEN CORP.

By:
Name: Guy Martin
Title: President and Director